Exhibit 99.2

2017

FOURTH QUARTER

supplemental information

RPAI®

TABLE OF CONTENTS

1 EARNINGS RELEASE .... i – viii

2 FINANCIAL SUMMARY

Consolidated Balance Sheets 1

Consolidated Statements of Operations 2

Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information 3

Supplemental Financial Statement Detail 4

Same Store Net Operating Income 5

Capitalization 6

Covenants 7

Consolidated Debt Summary 8

Summary of Indebtedness 9

3 TRANSACTION SUMMARY

Development Projects 10-11

Acquisitions 12

Dispositions 13

4 PORTFOLIO SUMMARY

Market Summary 14

Retail Operating Portfolio Occupancy 15

Top Retail Tenants 16

Retail Leasing Activity Summary 17

Retail Lease Expirations 18

5 OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 19-22

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2017 RESULTS
Oak Brook, IL – February 13, 2018 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2017.
FINANCIAL RESULTS
For the quarter ended December 31, 2017, the Company reported:

▪	Net income attributable to common shareholders of $103.1 million, or $0.46 per diluted share, compared to $15.9 million, or $0.07 per diluted share, for the same period in 2016;

▪	Funds from operations (FFO) attributable to common shareholders of $50.4 million, or $0.23 per diluted share, compared to $52.9 million, or $0.22 per diluted share, for the same period in 2016; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $56.4 million, or $0.25 per diluted share, compared to $59.9 million, or $0.25 per diluted share, for the same period in 2016.

For the year ended December 31, 2017, the Company reported:

▪	Net income attributable to common shareholders of $237.6 million, or $1.03 per diluted share, compared to $157.4 million, or $0.66 per diluted share, for 2016;

▪	FFO attributable to common shareholders of $168.8 million, or $0.73 per diluted share, compared to $268.0 million, or $1.13 per diluted share, for 2016; and

▪	Operating FFO attributable to common shareholders of $245.5 million, or $1.06 per diluted share, compared to $257.2 million, or $1.09 per diluted share, for 2016.
OPERATING RESULTS
For the quarter ended December 31, 2017, the Company’s portfolio results were as follows:

▪	2.7% increase in same store net operating income (NOI) over the comparable period in 2016;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 95.2% at December 31, 2017, up 120 basis points from 94.0% at September 30, 2017 and down 30 basis points from 95.5% at December 31, 2016;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.9% at December 31, 2017, up 220 basis points from 92.7% at September 30, 2017 and down 10 basis points from 95.0% at December 31, 2016;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $18.72 at December 31, 2017, up 9.4% from $17.11 ABR per occupied square foot at December 31, 2016;

▪	665,000 square feet of retail leasing transactions comprised of 126 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 37.4% on new leases and 5.1% on renewal leases for a blended re-leasing spread of 16.3%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the year ended December 31, 2017, the Company’s portfolio results were as follows:

▪	2.0% increase in same store NOI over the comparable period in 2016;

▪	2,715,000 square feet of retail leasing transactions comprised of 510 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 28.6% on new leases and 6.4% on renewal leases for a blended re-leasing spread of 10.1%.
“2017 marks the year we virtually completed our portfolio transformation plan with over $1.1 billion in total transactions,” stated Steve Grimes, president and chief executive officer. “We achieved an all-time high for blended re-leasing spreads of 10% and further strengthened our best-in-class balance sheet with the redemption of our preferred equity, ending the year with net debt to adjusted EBITDA of 5.5x. Our very well-positioned portfolio, platform and balance sheet will allow us to make the turn and focus inward as we begin to capitalize on our organic growth opportunities.”
INVESTMENT ACTIVITY
Dispositions
In 2017, the Company completed $917.8 million of dispositions, which included the sales of 41 multi-tenant retail assets for $870.2 million, six single-user retail assets for $30.1 million and one single-user parcel for $17.5 million. The Company completed its multi-tenant retail exit from six states and 25 markets in 2017.
During the quarter ended December 31, 2017, the Company completed $275.1 million of dispositions, which included the sales of 13 multi-tenant retail assets.
Subsequent to year end, the Company completed the sale of one single-user retail asset, which was classified as held for sale as of December 31, 2017, for $6.9 million. The Company is under contract for dispositions totaling $173.1 million, comprised of its one remaining office building, Schaumburg Towers, which is located in the northwest suburbs of Chicago, for a purchase price of $86.6 million, five multi-tenant retail assets for $83.1 million and two single-user retail assets for $3.4 million. These transactions are expected to close during the first quarter of 2018, subject to satisfaction of customary closing conditions.
Acquisitions
In 2017, the Company completed $202.9 million of acquisitions, which included three multi-tenant retail shopping centers, five additional phases at One Loudoun Downtown, the fee interest in an existing multi-tenant retail shopping center and an outparcel at an existing multi-tenant retail shopping center. These acquisitions are located in the Chicago, Dallas, New York and Washington, D.C. metropolitan statistical areas (MSAs) and possess strong demographic profiles, with weighted average household income of $142,000 and weighted average population of 98,000 within a three-mile radius.
During the quarter, the Company completed the acquisition of the Z Gallerie Building at Southlake Town Square in the Dallas MSA for $7.0 million. In addition, the Company completed the acquisition of Plaza del Lago, a grocery-anchored center located in the affluent community of Wilmette, Illinois in the Chicago MSA, for a gross purchase price of $48.3 million. Plaza del Lago sits in a high barrier-to-entry sub-market and features 100,213 square feet of retail and office space as well as 15 second-story residential apartments. Plaza del Lago is 91.2% leased and anchored by a diverse line-up of retailers including Jewel-Osco, Starbucks, CVS Pharmacy and NorthShore University HealthSystem, as well as a variety of boutique local restaurants and soft-goods retailers. The property is located within a “super-zip,” one of the most affluent and well-educated zip codes in the country, and boasts average household income of $163,000 and population of 83,000 within a three-mile radius.

APPOINTMENT OF CHIEF FINANCIAL OFFICER
On February 6, 2018, the board of directors of the Company appointed Julie M. Swinehart to serve as the Company’s executive vice president, chief financial officer and treasurer. Ms. Swinehart’s role will include the oversight and execution of all the Company’s financial activities, including internal and external reporting, capital markets, investor relations, internal audit and treasury.
Ms. Swinehart joined RPAI in June 2008 and held the position of senior vice president and chief accounting officer from July 2015 through February 2018. Before assuming her role as chief accounting officer in 2015, Ms. Swinehart served as the Company’s senior vice president and corporate controller since April 2013 and held various accounting and financial reporting positions since joining the team in 2008. Before joining RPAI, Ms. Swinehart was a manager of external reporting at Equity Office Properties Trust for two years and she spent eight years in public accounting in the audit practices of Arthur Andersen LLP and Deloitte & Touche LLP. Ms. Swinehart received her B.S. in accountancy from the University of Illinois at Urbana-Champaign and is a certified public accountant.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2017, the Company had approximately $1.8 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.83%, a weighted average maturity of 5.1 years and a net debt to adjusted EBITDA ratio of 5.5x.
During 2017, the Company executed on numerous significant capital markets initiatives, including the following:

▪
In January, defeased the $379.4 million IW JV cross-collateralized portfolio of mortgages payable that was scheduled to mature in 2019 and had an interest rate of 7.50%. In connection with this transaction, the Company incurred approximately $60.2 million in defeasance costs;

▪
During 2017, repaid $102.1 million of mortgage debt, excluding amortization, with a weighted average interest rate of 5.63%, of which $7.7 million was repaid during the fourth quarter with an interest rate of 7.70%. In connection with these transactions, the Company incurred approximately $8.3 million in prepayment penalties;

▪
In January, drew the full balance of a seven-year $200.0 million senior unsecured term loan (Term Loan Due 2023) with an interest rate of London Interbank Offered Rate (LIBOR) plus a credit spread between 1.70% and 2.55% based on the Company’s leverage ratio. The applicable credit spread was 1.70% as of December 31, 2017;

▪	In January, entered into two interest rate swap agreements to effectively fix the interest rate on the Term Loan Due 2023 at 1.26% plus the applicable credit spread through November 2018;

▪	In September, repaid $100.0 million of its unsecured term loan due 2018, which had an interest rate of 2.93% and a remaining outstanding balance of $100.0 million as of December 31, 2017;

▪
In December, redeemed all 5.4 million outstanding shares of its 7.00% Series A cumulative redeemable preferred stock for cash at a redemption price of $25.00 per preferred share, plus $0.3840 per preferred share representing all accrued and unpaid dividends;

▪
In December, entered into three interest rate swap agreements to effectively fix the interest rate on its unsecured term loan due 2021 at 2.00% plus a credit spread based on the Company’s leverage ratio through January 2021. The applicable credit spread was 1.30% as of December 31, 2017;

▪
During 2017, repurchased 17.7 million shares of common stock under its stock repurchase program at an average price per share of $12.82 for a total of approximately $227.1 million, of which 7.9 million shares of common stock were repurchased during the fourth quarter at an average price per share of $12.90 for a total of approximately $101.5 million; and

▪
In December, the Company’s Board of Directors authorized a $250.0 million increase to the size of its existing stock repurchase program. Together with amounts previously authorized that have not been used for repurchases, the Company has approximately $264.1 million available for repurchases under its stock repurchase program as of December 31, 2017.

2018 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.36 to $0.40 per diluted share in 2018. The Company expects to generate Operating FFO of $0.98 to $1.02 per diluted share in 2018, based, in part, on the following assumptions:

▪	Same store NOI growth of 2.0% to 3.0%;

▪	Asset acquisitions of $50 to $150 million;

▪	Asset dispositions of approximately $200 million; and

▪	General and administrative expenses of $40 to $43 million.
The following table reconciles the Company’s reported 2017 Operating FFO to the Company’s 2018 Operating FFO guidance range.

	Low	High
2017 Operating FFO per common share outstanding – diluted	$1.06	$1.06

2017 net retail investment activity	(0.12)	(0.12)
2018 net retail investment activity(1)	(0.04)	(0.025)
Schaumburg Towers	0.015	0.015
Subtotal	$0.915	$0.93

Same store NOI growth	0.025	0.04
Redevelopment assets(2)	(0.005)	(0.005)
Interest expense(1)	0.02	0.015
General and administrative expenses	(0.005)	0.01
Lease termination fee income(3)	(0.005)	(0.005)
Non-cash items(4)	(0.005)	(0.005)
Preferred stock dividends	0.04	0.04
2018 estimated Operating FFO per common share outstanding – diluted	$0.98	$1.02

(1)	Reflects the expected relative timing of acquisitions and dispositions during the year

(2)
Primarily represents three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment: Reisterstown Road Plaza, Towson Circle and Boulevard at the Capital Centre

(3)	The Company has not forecasted speculative lease termination fee income for 2018

(4)	Non-cash items include straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense
DIVIDEND
On February 8, 2018, the Company declared the first quarter 2018 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on April 10, 2018 to Class A common shareholders of record on March 27, 2018.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 14, 2018 at 11:00 AM (ET), to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.

A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on February 14, 2018 until midnight (ET) on February 28, 2018. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13674071.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located shopping centers in the United States. As of December 31, 2017, the Company owned 112 retail operating properties representing 20.3 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income”

v

or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three months and year ended December 31, 2017 represents NOI from the Company’s same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. NOI from Other Investment Properties for the three months and year ended December 31, 2017 represents NOI primarily from properties acquired during 2016 and 2017, the Company’s one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2016 and 2017, the net income from the Company’s wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest on April 29, 2016. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Fitzmaurice
Senior Vice President – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2018
	Low	High

Net income attributable to common shareholders	$0.36	$0.40
Depreciation and amortization of depreciable real estate	0.785	0.785
Provision for impairment of investment properties	—	—
Gain on sales of depreciable investment properties	(0.15)	(0.15)
FFO attributable to common shareholders	$0.995	$1.035

Impact on earnings from the early extinguishment of debt, net	0.01	0.01
Provision for hedge ineffectiveness	—	—
Gain on sale of non-depreciable investment property	(0.025)	(0.025)
Other	—	—
Operating FFO attributable to common shareholders	$0.98	$1.02

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2017	December 31, 2016
Assets
Investment properties:
Land	$1,066,705	$1,191,403
Building and other improvements	3,686,200	4,284,664
Developments in progress	33,022	23,439
	4,785,927	5,499,506
Less accumulated depreciation	(1,215,990)	(1,443,333)
Net investment properties	3,569,937	4,056,173

Cash and cash equivalents	25,185	53,119
Accounts and notes receivable (net of allowances of $6,567 and $6,886, respectively)	71,678	78,941
Acquired lease intangible assets, net	122,646	142,015
Assets associated with investment properties held for sale	3,647	30,827
Other assets, net	125,171	91,898
Total assets	$3,918,264	$4,452,973

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,024 and $1,437, respectively, unamortized discount of $(579) and $(622), respectively, and unamortized capitalized loan fees of $(615) and $(5,026), respectively)	$287,068	$769,184
Unsecured notes payable, net (includes unamortized discount of $(853) and $(971), respectively, and unamortized capitalized loan fees of $(3,399) and $(3,886), respectively)	695,748	695,143
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,730) and $(2,402), respectively)	547,270	447,598
Unsecured revolving line of credit	216,000	86,000
Accounts payable and accrued expenses	82,698	83,085
Distributions payable	36,311	39,222
Acquired lease intangible liabilities, net	97,971	105,290
Liabilities associated with investment properties held for sale	—	864
Other liabilities	69,498	74,501
Total liabilities	2,032,564	2,300,887

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, liquidation preference $135,000, 0 and 5,400 shares issued and outstanding as of December 31, 2017 and 2016, respectively	—	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 219,237 and 236,770 shares issued and outstanding as of December 31, 2017 and 2016, respectively	219	237
Additional paid-in capital	4,574,428	4,927,155
Accumulated distributions in excess of earnings	(2,690,021)	(2,776,033)
Accumulated other comprehensive income	1,074	722
Total equity	1,885,700	2,152,086
Total liabilities and equity	$3,918,264	$4,452,973

4th Quarter 2017 Supplemental Information	1

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues
Rental income	$97,836	$111,577	$414,804	$455,658
Tenant recovery income	27,610	29,429	115,944	118,569
Other property income	1,142	1,746	7,391	8,916
Total revenues	126,588	142,752	538,139	583,143

Expenses
Operating expenses	22,116	22,457	84,556	85,895
Real estate taxes	17,526	20,808	82,755	81,774
Depreciation and amortization	46,598	60,828	203,866	224,430
Provision for impairment of investment properties	8,147	9,328	67,003	20,376
General and administrative expenses	11,356	11,233	40,724	44,522
Total expenses	105,743	124,654	478,904	456,997

Operating income	20,845	18,098	59,235	126,146

Gain on extinguishment of debt	—	—	—	13,653
Gain on extinguishment of other liabilities	—	—	—	6,978
Interest expense	(18,015)	(31,387)	(146,092)	(109,730)
Other (expense) income, net	(7)	(386)	373	63
Income (loss) from continuing operations	2,823	(13,675)	(86,484)	37,110
Gain on sales of investment properties	107,101	31,970	337,975	129,707
Net income	109,924	18,295	251,491	166,817
Preferred stock dividends	(6,780)	(2,363)	(13,867)	(9,450)
Net income attributable to common shareholders	$103,144	$15,932	$237,624	$157,367

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.46	$0.07	$1.03	$0.66

Weighted average number of common shares outstanding – basic	222,942	236,528	230,747	236,651

Weighted average number of common shares outstanding – diluted	223,095	236,852	230,927	236,951

4th Quarter 2017 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net income attributable to common shareholders	$103,144	$15,932	$237,624	$157,367
Depreciation and amortization of depreciable real estate	46,253	60,441	202,110	223,018
Provision for impairment of investment properties	8,147	8,485	67,003	17,369
Gain on sales of depreciable investment properties	(107,101)	(31,970)	(337,975)	(129,707)
FFO attributable to common shareholders	$50,443	$52,888	$168,762	$268,047

FFO attributable to common shareholders per common share outstanding – diluted	$0.23	$0.22	$0.73	$1.13

FFO attributable to common shareholders	$50,443	$52,888	$168,762	$268,047
Impact on earnings from the early extinguishment of debt, net	979	5,814	72,654	(7,028)
Provision for hedge ineffectiveness	(7)	14	9	(21)
Provision for impairment of non-depreciable investment property	—	843	—	3,007
Gain on extinguishment of other liabilities	—	—	—	(6,978)
Impact on earnings from executive separation, net (b)	—	—	(1,086)	—
Excess of redemption value over carrying value of preferred stock redemption (c)	4,706	—	4,706	—
Other (d)	253	321	441	132
Operating FFO attributable to common shareholders	$56,374	$59,880	$245,486	$257,159

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.25	$0.25	$1.06	$1.09

Weighted average number of common shares outstanding – diluted	223,095	236,852	230,927	236,951
Dividends declared per common share	$0.165625	$0.165625	$0.6625	$0.6625

Additional Information (e)
Lease-related expenditures (f)
Same store	$5,179	$3,619	$24,434	$27,644
Other investment properties (g)	$7,654	$1,030	$23,377	$6,949

Capital expenditures (h)
Same store	$6,483	$3,582	$26,312	$17,041
Other investment properties (g)	$4,310	$2,240	$15,608	$9,774

Straight-line rental income, net	$1,537	$1,547	$4,646	$4,601
Amortization of above and below market lease intangibles and lease inducements	$1,310	$363	$2,248	$1,958
Non-cash ground rent expense (i)	$533	$741	$2,150	$2,693

(a)	Refer to page 19 for definitions of FFO attributable to common shareholders and Operating FFO attributable to common shareholders.

(b)	Reflected as a reduction to "General and administrative expenses" in the consolidated statements of operations.

(c)	Included in "Preferred stock dividends" in the consolidated statements of operations.

(d)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included in "Other (expense) income, net" in the consolidated statements of operations.

(e)
The same store portfolio for the three months and year ended ended December 31, 2017 consists of 102 retail operating properties. Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(f)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(g)	2017 expenditures are primarily associated with Schaumburg Towers, the Company's one remaining office property.

(h)	Consists of payments for building, site and other improvements, net of anticipated recoveries, and excludes developments in progress.

(i)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

4th Quarter 2017 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	December 31, 2017	December 31, 2016
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $5,618 and $6,200, respectively)	$25,605	$27,948
Straight-line receivables (net of allowances of $949 and $686, respectively)	46,073	50,993
Total	$71,678	$78,941

Other Assets, Net
Deferred costs, net	$32,146	$30,657
Restricted cash – 1031 Exchanges (a)	54,087	—
Restricted cash – other (b)	7,063	29,230
Fair value of derivatives	1,086	743
Other assets, net	30,789	31,268
Total	$125,171	$91,898

Other Liabilities
Unearned income	$14,976	$16,883
Straight-line ground rent liability	32,513	31,516
Other liabilities	22,009	26,102
Total	$69,498	$74,501

Developments in Progress
Active developments/redevelopments (c)	$33,022	$23,439

Supplemental Statements of Operations Detail
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Rental Income
Base rent	$93,581	$108,310	$402,277	$443,941
Percentage and specialty rent	1,408	1,357	5,633	5,158
Straight-line rent	1,537	1,547	4,646	4,601
Amortization of above and below market lease intangibles and lease inducements	1,310	363	2,248	1,958
Total	$97,836	$111,577	$414,804	$455,658

Other Property Income
Lease termination income, net	$(289)	$269	$2,021	$3,339
Other property income	1,431	1,477	5,370	5,577
Total	$1,142	$1,746	$7,391	$8,916

Property Operating Expense Supplemental Information
Bad debt expense	$908	$989	$1,835	$1,763
Non-cash ground rent expense (d)	$533	$741	$2,150	$2,693

General and Administrative Expense Supplemental Information
Acquisition costs (e)	$—	$—	$—	$913
Non-cash amortization of stock-based compensation	$1,576	$1,913	$6,059	$7,206

Additional Supplemental Information
Capitalized compensation costs – development and capital projects	$572	$430	$1,826	$1,196
Capitalized internal leasing incentives	$81	$99	$368	$423
Capitalized interest	$169	$68	$485	$69

(a)	Represents disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges).

(b)	Consists of lenders' escrows and funds restricted through lender or other agreements.

(c)	Represents Reisterstown Road Plaza and Towson Circle. See page 10 for further details.

(d)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

(e)
The Company adopted ASU 2017-01, Business Combinations, on a prospective basis as of October 1, 2016. As a result, acquisition costs incurred during 2017 and the three months ended December 31, 2016 were capitalized.

4th Quarter 2017 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	Based on Same store portfolio as of December 31, 2017
	2017	2016	Change

Number of retail operating properties in same store portfolio	102	102	—

Occupancy	94.5%	94.7%	(0.2)%

Percent leased (b)	95.2%	95.5%	(0.3)%

Same store NOI (c)
	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	Change	2017	2016	Change

Base rent	$78,520	$77,472		$313,253	$308,383
Percentage and specialty rent	1,023	1,038		3,307	3,509
Tenant recovery income	22,872	22,459		91,669	88,536
Other property operating income (d)	845	805		2,883	2,770
	103,260	101,774		411,112	403,198

Property operating expenses (e)	15,439	15,392		57,933	59,067
Bad debt expense	399	824		1,012	1,161
Real estate taxes	15,913	15,940		65,249	61,703
	31,751	32,156		124,194	121,931

Same Store NOI (c)	$71,509	$69,618	2.7%	$286,918	$281,267	2.0%

(a)
For the three months and year ended December 31, 2017, the Company's same store portfolio consisted of 102 retail operating properties and excluded properties acquired or placed in service and stabilized during 2016 and 2017, the Company's one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment and investment properties sold or classified as held for sale during 2016 and 2017.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)	Consists of all operating items included in "Other property income" in the consolidated statements of operations, which include all items other than lease termination fee income.

(e)
Consists of all property operating items included in "Operating expenses" in the consolidated statements of operations, which include all items other than straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash).

4th Quarter 2017 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratios)

Capitalization Data
	December 31, 2017	December 31, 2016
Equity Capitalization
Common stock shares outstanding (a)	219,237	236,770
Common share price	$13.44	$15.33
	2,946,545	3,629,684
Series A preferred stock (b)	—	135,000
Total equity capitalization	$2,946,545	$3,764,684

Debt Capitalization
Mortgages payable (c)	$287,238	$773,395
Unsecured notes payable (d)	700,000	700,000
Unsecured term loans (e)	550,000	450,000
Unsecured revolving line of credit	216,000	86,000
Total debt capitalization	$1,753,238	$2,009,395

Total capitalization at end of period	$4,699,783	$5,774,079

Calculation of Net Debt to Adjusted EBITDA Ratios (f)

	December 31, 2017	December 31, 2016

Total notional debt	$1,753,238	$2,009,395
Less: consolidated cash and cash equivalents	(25,185)	(53,119)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	(54,087)	—
Total net debt	$1,673,966	$1,956,276
Total net debt and preferred stock (b)	$1,673,966	$2,091,276
Adjusted EBITDA (g)	$302,332	$351,472
Net Debt to Adjusted EBITDA	5.5x	5.6x
Net Debt and Preferred Stock to Adjusted EBITDA (b)	5.5x	6.0x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert to common stock in the future.

(b)	On December 20, 2017, the Company redeemed all 5,400 outstanding shares of its 7.00% Series A cumulative redeemable preferred stock for cash at a redemption price of $25.00 per preferred share.

(c)
Mortgages payable excludes mortgage premium of $1,024 and $1,437, discount of $(579) and $(622), and capitalized loan fees of $(615) and $(5,026), net of accumulated amortization, as of December 31, 2017 and 2016, respectively.

(d)	Unsecured notes payable exclude discount of $(853) and $(971) and capitalized loan fees of $(3,399) and $(3,886), net of accumulated amortization, as of December 31, 2017 and 2016, respectively.

(e)	Unsecured term loans excludes capitalized loan fees of $(2,730) and $(2,402), net of accumulated amortization, as of December 31, 2017 and 2016, respectively.

(f)	Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(g)	For purposes of these ratio calculations, annualized three months ended figures were used.

4th Quarter 2017 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2021, 2024, 2026 and 2028 (a)
		Covenant		December 31, 2017

Leverage ratio (b)		< 60.0%	(b)	34.9%

Secured leverage ratio (b)	Unsecured Credit Facility and Term Loan Due 2023: Notes Due 2021, 2024, 2026 and 2028:	< 45.0% < 40.0%	(b)	5.7%

Fixed charge coverage ratio (c)		> 1.50x		3.5x

Interest coverage ratio (d)		> 1.50x		4.3x

Unencumbered leverage ratio (b)		< 60.0%	(b)	33.8%

Unencumbered interest coverage ratio		> 1.75x		5.2x

Notes Due 2025 (e)
	Covenant	December 31, 2017

Leverage ratio (f)	< 60.0%	34.6%

Secured leverage ratio (f)	< 40.0%	5.7%

Debt service coverage ratio (g)	> 1.50x	4.6x

Unencumbered assets to unsecured debt ratio	> 150%	302%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loans and unsecured revolving line of credit) as well as covenant definitions, refer to the Fourth Amended and Restated Credit Agreement filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 17, 2016. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 29, 2016. The Term Loan Due 2023 closed during the year ended December 31, 2016 and funded on January 3, 2017. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016.

(b)	Based upon a capitalization rate of 6.75%.

(c)
Applies only to the Company's Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2026 and 2028. This ratio is based upon consolidated debt service, including interest expense, principal amortization and preferred dividends declared, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to the Company's Notes Due 2021, 2024, 2026 and 2028.

(e)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture referenced in footnote (e) above.

(g)
Based upon interest expense and excludes principal amortization and preferred dividends declared. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

4th Quarter 2017 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of December 31, 2017
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$287,238	4.99%	5.2 years

Unsecured notes payable:
Senior notes – 4.12% due 2021	100,000	4.12%	3.5 years
Senior notes – 4.58% due 2024	150,000	4.58%	6.5 years
Senior notes – 4.00% due 2025	250,000	4.00%	7.2 years
Senior notes – 4.08% due 2026	100,000	4.08%	8.8 years
Senior notes – 4.24% due 2028	100,000	4.24%	11.0 years
Total unsecured notes payable (b)	700,000	4.19%	7.3 years

Unsecured credit facility:
Term loan due 2021 – fixed rate (c)	250,000	3.30%	3.0 years
Term loan due 2018 – variable rate	100,000	2.93%	0.4 years
Revolving line of credit – variable rate	216,000	2.92%	2.0 years
Total unsecured credit facility (b)	566,000	3.09%	2.2 years

Term Loan Due 2023 – fixed rate (b) (d)	$200,000	2.96%	5.9 years

Total consolidated indebtedness	$1,753,238	3.83%	5.1 years

Consolidated Debt Maturity Schedule as of December 31, 2017

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate (b)	WA Rates on Variable Debt (e)	Total	% of Total	WA Rates on Total Debt (a)

2018	$4,166	5.07%	$100,000	2.93%	$104,166	5.9%	3.01%
2019	25,257	7.29%	—	—	25,257	1.4%	7.29%
2020	3,923	4.62%	216,000	2.92%	219,923	12.5%	2.95%
2021	372,820	3.62%	—	—	372,820	21.3%	3.62%
2022	157,216	4.97%	—	—	157,216	9.0%	4.97%
2023	231,758	3.12%	—	—	231,758	13.2%	3.12%
2024	151,737	4.57%	—	—	151,737	8.7%	4.57%
2025	251,809	4.00%	—	—	251,809	14.4%	4.00%
2026	112,634	4.15%	—	—	112,634	6.4%	4.15%
2027	21,409	4.46%	—	—	21,409	1.2%	4.46%
Thereafter	104,509	4.22%	—	—	104,509	6.0%	4.22%
Total	$1,437,238	4.02%	$316,000	2.92%	$1,753,238	100.0%	3.83%

(a)
Interest rates presented exclude the impact of premium, discount and capitalized loan fee amortization. As of December 31, 2017, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.03%.

(b)
Fixed rate mortgages payable excludes mortgage premium of $1,024, discount of $(579) and capitalized loan fees of $(615), net of accumulated amortization, as of December 31, 2017. Unsecured notes payable excludes discount of $(853) and capitalized loan fees of $(3,399), net of accumulated amortization, as of December 31, 2017. Term loans exclude capitalized loan fees of $(2,730), net of accumulated amortization, as of December 31, 2017. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through January 5, 2021. The applicable credit spread was 1.30% as of December 31, 2017.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% plus a credit spread based on a leverage grid ranging from 1.70% to 2.55% through November 22, 2018. The applicable credit spread was 1.70% as of December 31, 2017.

(e)	Represents interest rates as of December 31, 2017.

4th Quarter 2017 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of December 31, 2017
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 12/31/2017
Consolidated Indebtedness
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	$7,399
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,286
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,034
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,362
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	815
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	34,128
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	46,003
Gateway Village	01/01/23	4.14%		Fixed	Secured	34,263
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	25,856
The Shoppes at Union Hill	06/01/31	3.75%		Fixed	Secured	14,566
Mortgages payable (b)						287,238

Senior notes – 4.12% due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes – 4.58% due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes – 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Senior notes – 4.08% due 2026	09/30/26	4.08%		Fixed	Unsecured	100,000
Senior notes – 4.24% due 2028	12/28/28	4.24%		Fixed	Unsecured	100,000
Unsecured notes payable (b)						700,000

Term loan due 2021	01/05/21	3.30%	(c)	Fixed	Unsecured	250,000
Term loan due 2018	05/11/18	2.93%		Variable	Unsecured	100,000
Revolving line of credit	01/05/20	2.92%		Variable	Unsecured	216,000
Unsecured credit facility (b)						566,000

Term Loan Due 2023 (b)	11/22/23	2.96%	(d)	Fixed	Unsecured	200,000

Total consolidated indebtedness	02/16/23	3.83%				$1,753,238

(a)
Interest rates presented exclude the impact of premium, discount and capitalized loan fee amortization. As of December 31, 2017, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.03%.

(b)
Mortgages payable excludes mortgage premium of $1,024, discount of $(579) and capitalized loan fees of $(615), net of accumulated amortization, as of December 31, 2017. Unsecured notes payable excludes discount of $(853) and capitalized loan fees of $(3,399), net of accumulated amortization, as of December 31, 2017. Term loans exclude capitalized loan fees of $(2,730), net of accumulated amortization, as of December 31, 2017.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through January 5, 2021. The applicable credit spread was 1.30% as of December 31, 2017.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% plus a credit spread based on a leverage grid ranging from 1.70% to 2.55% through November 22, 2018. The applicable credit spread was 1.70% as of December 31, 2017.

4th Quarter 2017 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of December 31, 2017
(dollar amounts in thousands)

Property Name	Metropolitan Statistical Area (MSA)	Included in Same store portfolio (a)	Total Estimated Net Costs (b)	Net Costs Inception to Date	Incremental Gross Leasable Area (GLA)	Completion/Targeted Completion (c)	Targeted Stabilization (d)	Projected Incremental Return on Cost (e)	Project Description

Redevelopments
Reisterstown Road Plaza	Baltimore	No	$9,500-$10,500	$7,133	(61,200)	Q4 2017	Q4 2018	10.5%-11.5%	Reconfigured existing space and completed a facade renovation; redevelopment GLA of approximately 39,600 sq. ft. is 77% leased and 0% occupied as of December 31, 2017
Towson Circle	Baltimore	No	$33,000-$35,000	$13,461	(40,000)	Q4 2019	Q4 2020	8.0%-10.0%	Mixed-use redevelopment that will include double-sided street level retail with approximately 370 third-party-owned residential units above

Property Name	MSA	Included in Same store portfolio (a)	Targeted Commencement	Project Description

Redevelopment Pipeline
Boulevard at the Capital Centre	Washington, D.C.	No	2018
Phased redevelopment with the University of Maryland Capital Region Medical Center, which broke ground in November 2017. In addition to the Medical Center, the project could include up to 3,000,000 sq. ft. of retail, residential, hospitality and medical office use

Merrifield Town Center II	Washington, D.C.	No (f)	(g)	Mixed-use redevelopment with increased density and site optimization
Tysons Corner	Washington, D.C.	Yes	(g)	Redevelopment with increased density

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project.

(b)
Net costs represent the Company's estimated share of the project costs, net of proceeds from land sales, sales of air rights, reimbursement from third parties and contributions from a project partner, as applicable.

(c)
Targeted completion represents the projected date of completion of major construction activity of the redevelopment's base building. Generally, targeted completion is expected to occur prior to the redevelopment being considered substantially complete and ready for its intended use due to expected timing of the completion of tenant improvements.

(d)	Targeted stabilization represents the projected date of the redevelopment reaching 90% occupancy, but no later than one year from the completion of major construction activity.

(e)
Projected Incremental Return on Cost (ROC) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by incremental cost. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROC does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(f)	Property was acquired subsequent to December 31, 2015, and as such, does not meet the criteria to be included in the Company's same store portfolio.

(g)	Targeted commencement has not been determined.

The Company cannot guarantee that (i) ROC will be generated at the percentage listed or at all, (ii) total net costs associated with these projects will be equal to the total estimated net costs, (iii) project completion or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROC and total estimated net costs reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

4th Quarter 2017 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of December 31, 2017 (continued)
(dollar amounts in thousands)

The Company has identified the following potential expansion and pad development opportunities to add stand-alone buildings, convert previously under-utilized space or develop additional retail GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Potential Additional Commercial Square Feet	Potential Residential Units	Residential Unit Rights Under Contract for Sale

Expansions and Pad Development Opportunities
Southlake Town Square	Dallas	Yes	275,000
One Loudoun Downtown (b)	Washington, D.C.	No (c)	182,000	378	30
Main Street Promenade	Chicago	No (c)	62,000
Plaza del Lago	Chicago	No (c)	20,600
Governor's Marketplace	Tallahassee	Yes	20,600
Lakewood Towne Center	Seattle	Yes	10,500
Reisterstown Road Plaza	Baltimore	No (d)	8,000 - 12,000
Gateway Plaza	Dallas	Yes	8,000
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000
Downtown Crown	Washington, D.C.	Yes	3,500 - 27,000
Edwards Multiplex – Ontario, CA	Riverside-San Bernadino	Yes	3,000

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and Pad Developments are not considered to significantly impact the existing property's NOI, and therefore, have not been removed from the Company's same store portfolio if they have otherwise met the criteria to be included in the Company's same store portfolio as of December 31, 2017.

(b)
One Loudoun Downtown includes six vacant parcels, which may be further subdivided, that have been identified for future development of up to 182,000 square feet of commercial GLA and rights to develop 408 residential units at the property.

(c)	Property was acquired subsequent to December 31, 2015, and as such, does not meet the criteria to be included in the Company's same store portfolio as of December 31, 2017.

(d)	Property is an active redevelopment, and as such, does not meet the criteria to be included in the Company's same store portfolio as of December 31, 2017.

Property Name	MSA	Included in Same store portfolio (e)	Total Estimated Net Costs (f)	Net Costs Inception to Date	Incremental GLA	Completion	Projected Incremental Return on Cost (f)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel	Dallas	Yes	$2,872	$2,872	15,030	Q4 2015	11.3%	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing	Dallas	Yes	$3,468	$3,468	21,000	Q3 2016	9.9%	21,000 sq. ft. multi-tenant retail
Heritage Square	Seattle	Yes	$1,507	$1,507	(360)	Q3 2016	11.2%	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Pavilion at King's Grant	Charlotte	Yes	$2,470	$2,470	32,500	Q2 2017	14.7%	32,500 sq. ft. multi-tenant retail
Shops at Park Place	Dallas	Yes	$3,956	$3,956	25,040	Q2 2017	9.1%	25,040 sq. ft. pad development
Lakewood Towne Center	Seattle	Yes	$1,900	$1,669	4,500	Q3 2017	7.3%	4,500 sq. ft. pad development

(e)	See footnote (a) above regarding the Company's same store portfolio.

(f)	See footnotes (b) and (e) on page 10 regarding total estimated net costs and projected incremental return on cost, respectively.

4th Quarter 2017 Supplemental Information	11

Retail Properties of America, Inc.
Acquisitions for the Year Ended December 31, 2017
(amounts in thousands, except square footage amounts)

Property Name	Acquisition Date	MSA	Property Type	GLA	Purchase Price	Mortgage Debt Assumed

Main Street Promenade	January 13, 2017	Chicago	Multi-tenant retail	181,600	$88,000	$—
Boulevard at the Capital Centre – Fee Interest	January 25, 2017	Washington, D.C.	Fee interest (a)	—	2,000	—
One Loudoun Downtown – Phase II	February 24, 2017	Washington, D.C.	Additional phase of multi-tenant retail (b)	15,900	4,128	—
One Loudoun Downtown – Phase III	April 5, 2017	Washington, D.C.	Additional phase of multi-tenant retail (b)	9,800	2,193	—
One Loudoun Downtown – Phase IV	May 16, 2017	Washington, D.C.	Development rights (b)	—	3,500	—
New Hyde Park Shopping Center	July 6, 2017	New York	Multi-tenant retail	32,300	22,075	—
One Loudoun Downtown – Phase V	August 8, 2017	Washington, D.C.	Additional phase of multi-tenant retail (b)	17,700	5,167	—
One Loudoun Downtown – Phase VI	August 8, 2017	Washington, D.C.	Additional phase of multi-tenant retail (b)	74,100	20,523	—
Plaza del Lago (c)	December 11, 2017	Chicago	Multi-tenant retail	100,200	48,300	—
Southlake Town Square – Outparcel	December 19, 2017	Dallas	Multi-tenant retail outparcel (d)	12,200	7,029	—

			Total 2017 acquisitions	443,800	$202,915	$—

(a)
The wholly-owned multi-tenant retail operating property located in Largo, Maryland was previously subject to an approximately 70 acre long-term ground lease with a third party. The Company completed a transaction whereby it received the fee interest in approximately 50 acres of the underlying land in exchange for which (i) the Company paid $1,939 and (ii) the term of the ground lease with respect to the remaining approximately 20 acres was shortened to nine months. The Company derecognized building and improvements of $11,347 related to the remaining ground lease, recognized the fair value of land received of $15,200 and recorded a gain of $2,524, which was recognized during the three months ended December 31, 2017 upon the expiration of the ground lease on approximately 20 acres. The total number of properties in the Company's portfolio was not affected by this transaction.

(b)
The Company acquired the remaining five phases under contract, including the development rights for an additional 123 residential units for a total of 408 units, at its One Loudoun Downtown multi-tenant retail operating property. The total number of properties in the Company's portfolio was not affected by these transactions.

(c)	Plaza del Lago also contains 8,800 square feet of residential space, comprised of 15 residential units, for a total of 109,000 square feet.

(d)
The Company acquired a multi-tenant retail outparcel located at its Southlake Town Square multi-tenant retail operating property. The total number of properties in the Company's portfolio was not affected by this transaction.

There have been no acquisitions subsequent to December 31, 2017.

4th Quarter 2017 Supplemental Information	12

Retail Properties of America, Inc.
Dispositions for the Year Ended December 31, 2017
(amounts in thousands, except square footage amounts)

Property Name	Disposition Date	Property Type	GLA	Consideration		Debt Repaid or Defeased		Defeasance Cost / Prepayment Premium

Rite Aid Store (Eckerd), Culver Rd. – Rochester, NY	January 27, 2017	Single-user retail	10,900	$500		$—		$—
Shoppes at Park West	February 21, 2017	Multi-tenant retail	63,900	15,383		4,993	(a)	792
CVS Pharmacy – Sylacauga, AL	March 7, 2017	Single-user retail	10,100	3,700		—		—
Rite Aid Store (Eckerd) – Kill Devil Hills, NC	March 8, 2017	Single-user retail	13,800	4,297		1,783	(a)	283
Century III Plaza – Home Depot	March 15, 2017	Single-user parcel	131,900	17,519		—		—
Village Shoppes at Gainesville	March 16, 2017	Multi-tenant retail	229,500	41,750		19,371		2,054
Northwood Crossing	March 24, 2017	Multi-tenant retail	160,000	22,850		—		—
University Town Center	April 4, 2017	Multi-tenant retail	57,500	14,700		4,191	(a)	665
Edgemont Town Center	April 4, 2017	Multi-tenant retail	77,700	19,025		6,108	(a)	969
Phenix Crossing	April 4, 2017	Multi-tenant retail	56,600	12,400		3,923	(a)	622
Brown's Lane	April 27, 2017	Multi-tenant retail	74,700	10,575		4,637	(a)	736
Rite Aid Store (Eckerd) – Greer, SC	May 9, 2017	Single-user retail	13,800	3,050		1,498	(a)	238
Evans Towne Centre	May 9, 2017	Multi-tenant retail	75,700	11,825		4,012	(a)	637
Red Bug Village	May 25, 2017	Multi-tenant retail	26,200	8,100		—		—
Wilton Square	May 26, 2017	Multi-tenant retail	438,100	49,300		—		—
Town Square Plaza	May 30, 2017	Multi-tenant retail	215,600	28,600		16,815		2,261
Cuyahoga Falls Market Center	May 31, 2017	Multi-tenant retail	76,400	11,500		3,433	(a)	545
Plaza Santa Fe II	June 5, 2017	Multi-tenant retail	224,200	35,220		—		—
Rite Aid Store (Eckerd)–Columbia, SC	June 6, 2017	Single-user retail	13,400	3,250		1,560	(a)	248
Fox Creek Village	June 16, 2017	Multi-tenant retail	107,500	24,825		8,471	(a)	1,344
Cottage Plaza	June 29, 2017	Multi-tenant retail	85,500	23,050		10,076	(a)	1,598
Magnolia Square	June 29, 2017	Multi-tenant retail	116,000	16,000		5,974	(a)	948
Cinemark Seven Bridges	June 29, 2017	Single-user retail	70,200	15,271		4,637	(a)	736
Low Country Village I & II	June 29, 2017	Multi-tenant retail	139,900	22,075		—		—
Boulevard Plaza	July 20, 2017	Multi-tenant retail	111,100	14,300		2,229	(a)	354
Irmo Station	July 26, 2017	Multi-tenant retail	99,400	16,027	(b)	4,725	(a)	750
Hickory Ridge	July 27, 2017	Multi-tenant retail	380,600	44,020		18,100	(a)	2,872
Lakepointe Towne Center	August 4, 2017	Multi-tenant retail	196,600	10,500		—		—
The Columns	August 14, 2017	Multi-tenant retail	173,400	21,750		11,591	(a)	1,839
Holliday Towne Center	August 25, 2017	Multi-tenant retail	83,100	11,750		7,311	(a)	1,160
Northwoods Center	August 25, 2017	Multi-tenant retail	96,000	24,250	(b)	8,025	(a)	1,273
The Orchard	September 14, 2017	Multi-tenant retail	165,800	20,000		—		—
Lake Mary Pointe	September 21, 2017	Multi-tenant retail	51,100	5,100		1,548	(a)	246
West Town Market	September 22, 2017	Multi-tenant retail	67,900	14,250		—		—
Dorman Centre I & II	September 29, 2017	Multi-tenant retail	388,300	46,000		19,691		1,815
Forks Town Center	October 6, 2017	Multi-tenant retail	100,300	23,800		7,662		955
Placentia Town Center	October 10, 2017	Multi-tenant retail	111,000	35,725		10,432	(a)	1,655
Five Forks	October 24, 2017	Multi-tenant retail	70,200	10,720		—		—
Saucon Valley Square	October 27, 2017	Multi-tenant retail	80,700	6,300		8,025	(a)	1,273
Corwest Plaza	December 8, 2017	Multi-tenant retail	115,100	29,825		13,824		1,182
23rd Street Plaza	December 14, 2017	Multi-tenant retail	53,400	5,400		2,871	(a)	455
Century III Plaza	December 15, 2017	Multi-tenant retail	152,200	11,600		—		—
Page Field Commons	December 20, 2017	Multi-tenant retail	319,400	38,000		—		—
Quakertown	December 21, 2017	Multi-tenant retail	61,800	15,940	(b)	—		—
Bed Bath & Beyond Plaza – Miami, FL	December 21, 2017	Multi-tenant retail	97,500	38,250		8,471	(a)	1,344
High Ridge Crossing	December 22, 2017	Multi-tenant retail	76,900	4,750		4,636	(a)	735
Azalea Square I & Azalea Square III (c)	December 28, 2017	Multi-tenant retail	269,800	54,786		11,235	(a)	1,782

		Total 2017 dispositions	5,810,700	$917,808		$241,858		$34,366

(a)	Debt on this property was defeased as part of the January 2017 defeasance of the IW JV portfolio of mortgages payable.

(b)
Disposition proceeds related to this property are temporarily restricted related to a potential 1031 Exchange. As of December 31, 2017, disposition proceeds totaling $54,087 are temporarily restricted and are included in "Other assets, net" in the consolidated balance sheets.

(c)	The terms of the disposition of Azalea Square I and Azalea Square III were negotiated as a single transaction.
Subsequent to December 31, 2017, the Company closed on the following disposition:

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid or Defeased	Defeasance Cost / Prepayment Premium

Crown Theater	January 19, 2018	Single-user retail	74,200	$6,900	$—	$—

4th Quarter 2017 Supplemental Information	13

Retail Properties of America, Inc.
Market Summary as of December 31, 2017
(dollar amounts and square footage in thousands)

Property Type/Market	Number of Properties	Annualized Base Rent (ABR) (a)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Top 25 MSAs
Dallas	19	$83,144	24.0%	$22.23	3,938	19.8%	95.0%	95.2%
New York	9	35,246	10.2%	28.23	1,292	6.5%	96.6%	97.3%
Washington, D.C.	8	33,043	9.5%	26.86	1,385	7.0%	88.8%	93.9%
Chicago	8	28,261	8.1%	22.81	1,358	6.8%	91.3%	92.1%
Seattle	8	20,762	6.0%	15.33	1,478	7.4%	91.6%	92.5%
Atlanta	9	19,052	5.5%	13.30	1,513	7.6%	94.7%	96.7%
Houston	9	15,430	4.4%	14.18	1,140	5.7%	95.4%	95.4%
Baltimore	4	13,616	3.9%	16.85	865	4.4%	93.5%	93.5%
San Antonio	3	12,296	3.5%	17.23	722	3.6%	98.9%	99.1%
Phoenix	3	10,042	2.9%	17.33	631	3.2%	91.7%	93.6%
Los Angeles	1	5,542	1.6%	26.23	255	1.3%	82.9%	82.9%
Riverside	1	4,594	1.3%	15.71	292	1.5%	100.0%	100.0%
St. Louis	1	4,106	1.2%	9.61	453	2.3%	94.3%	94.3%
Charlotte	1	3,350	1.0%	11.61	319	1.6%	90.6%	96.6%
Tampa	1	2,374	0.7%	19.48	126	0.6%	97.0%	97.0%
Subtotal	85	290,858	83.8%	19.68	15,767	79.3%	93.7%	94.8%

Non-Top 25 MSAs by State
Texas	7	13,618	3.9%	14.27	1,002	5.0%	95.3%	95.3%
Michigan	1	7,361	2.1%	22.87	332	1.7%	96.9%	96.9%
Massachusetts	2	7,133	2.1%	11.87	643	3.2%	93.4%	93.4%
Virginia	1	4,957	1.4%	17.97	308	1.6%	89.7%	89.7%
Washington	1	4,065	1.2%	12.68	378	1.9%	84.8%	84.8%
Tennessee	2	3,963	1.1%	11.37	364	1.8%	95.7%	97.1%
Florida	1	3,424	1.0%	15.23	243	1.2%	92.5%	97.2%
Indiana	2	2,949	0.9%	14.67	205	1.0%	98.1%	98.1%
Connecticut	2	2,649	0.8%	13.66	194	1.0%	100.0%	100.0%
Pennsylvania	1	2,173	0.6%	11.13	195	1.0%	100.0%	100.0%
Maryland	1	2,033	0.6%	19.13	113	0.6%	94.1%	94.1%
South Carolina	1	1,865	0.5%	13.41	141	0.7%	98.3%	98.3%
Subtotal	22	56,190	16.2%	14.47	4,118	20.7%	94.3%	94.7%

Total Multi-Tenant Retail	107	347,048	100.0%	18.60	19,885	100.0%	93.8%	94.8%

Single-User Retail	5	9,321		24.52	380		100.0%	100.0%

Total Retail	112	356,369		18.72	20,265		93.9%	94.9%

Office	1	3,262		15.31	895		23.8%	46.1%

Total Operating Portfolio (b)	113	$359,631		$18.68	21,160		91.0%	92.8%

(a)
Excludes $11,275 of multi-tenant retail ABR and 1,093 square feet of multi-tenant retail GLA attributable to the Company's two active redevelopments and one property where the Company has begun activities in anticipation of future redevelopment, which are located in the Washington, D.C. and Baltimore MSAs. Including these amounts, 84.3% of the Company's multi-tenant retail ABR and 80.4% of the Company's multi-tenant retail GLA is located in the top 25 MSAs.

(b)	Excludes one single-user retail operating property classified as held for sale as of December 31, 2017.

4th Quarter 2017 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of December 31, 2017
(square footage in thousands)

Total Retail Operating Portfolio:

	Top 25 MSAs		Non-Top 25 MSAs		Total Multi-Tenant Retail		Single-User Retail (a)		Total Retail
Number of Properties	86		21		107		5		112
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	7,191	97.0%	2,117	96.1%	9,308	96.8%	355	100.0%	9,663	96.9%	97.2%
10,000-24,999 sq ft	3,094	92.3%	766	100.0%	3,860	93.8%	25	100.0%	3,885	93.8%	96.3%
Anchor	10,285	95.5%	2,883	97.1%	13,168	95.9%	380	100.0%	13,548	96.0%	96.9%

5,000-9,999 sq ft	2,197	93.2%	450	95.0%	2,647	93.5%	—	—	2,647	93.5%	94.0%
0-4,999 sq ft	3,285	88.3%	785	83.4%	4,070	87.4%	—	—	4,070	87.4%	88.6%
Non-Anchor	5,482	90.3%	1,235	87.6%	6,717	89.8%	—	—	6,717	89.8%	90.7%

Total	15,767	93.7%	4,118	94.3%	19,885	93.8%	380	100.0%	20,265	93.9%	94.9%

(a)	Excludes one single-user retail operating property classified as held for sale as of December 31, 2017.

4th Quarter 2017 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of December 31, 2017
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of December 31, 2017. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy, Pacific Sales	15	$10,063	2.8%	$16.63	605	3.2%

The TJX Companies, Inc.	HomeGoods, Marshalls, T.J. Maxx	25	7,396	2.1%	10.32	717	3.8%

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, Cost Plus World Market	19	7,055	2.0%	13.70	515	2.7%

Regal Entertainment Group	Edwards Cinema	2	6,911	1.9%	31.56	219	1.2%

Ross Stores, Inc.	Ross Dress for Less	20	6,758	1.9%	11.57	584	3.1%

PetSmart, Inc.		19	6,105	1.7%	16.11	379	2.0%

AB Acquisition LLC	Safeway, Jewel-Osco, Tom Thumb	8	6,103	1.7%	13.12	465	2.4%

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	18	5,222	1.5%	12.83	407	2.1%

Ascena Retail Group, Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	41	4,791	1.3%	22.08	217	1.1%

BJ's Wholesale Club, Inc.		2	4,609	1.3%	18.81	245	1.3%

Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store, Athleta	23	4,474	1.3%	16.33	274	1.4%

Ahold U.S.A. Inc.	Stop & Shop	3	4,296	1.2%	23.48	183	1.0%

The Home Depot, Inc.		3	4,162	1.2%	11.86	351	1.8%

Barnes & Noble, Inc.		9	4,115	1.2%	18.79	219	1.2%

Lowe's Companies, Inc.		4	3,944	1.1%	6.47	610	3.2%

Office Depot, Inc.	Office Depot, OfficeMax	12	3,693	1.0%	13.68	270	1.4%

Pier 1 Imports, Inc.		18	3,668	1.0%	20.38	180	0.9%

The Kroger Co.	Kroger, Harris Teeter, QFC	7	3,638	1.0%	10.42	349	1.8%

Party City Holdings Inc.		17	3,508	1.0%	14.15	248	1.3%

Mattress Firm Holding Corp.	Mattress Firm, Sleepy's	24	3,452	1.0%	29.01	119	0.6%
Total Top Retail Tenants		289	$103,963	29.2%	$14.53	7,156	37.5%

4th Quarter 2017 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of December 31, 2017 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q4 2017	126	665	$24.15	$20.77	16.3%	7.0	$29.78
Q3 2017	123	787	$17.52	$16.42	6.7%	5.5	$8.27
Q2 2017	140	797	$17.65	$16.32	8.1%	5.7	$8.63
Q1 2017	121	466	$27.14	$24.68	10.0%	5.3	$12.14
Total – 12 months	510	2,715	$20.53	$18.64	10.1%	5.9	$14.31

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2017	73	311	$22.38	$21.30	5.1%	4.7	$1.39
Q3 2017	84	623	$17.06	$16.03	6.4%	5.1	$1.96
Q2 2017	107	637	$17.03	$16.13	5.6%	4.8	$0.73
Q1 2017	88	308	$27.51	$25.33	8.6%	4.6	$2.49
Total – 12 months	352	1,879	$19.65	$18.46	6.4%	4.8	$1.53

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2017	25	176	$27.26	$19.84	37.4%	9.4	$62.09
Q3 2017	14	61	$22.12	$20.31	8.9%	7.8	$51.06
Q2 2017	9	71	$23.16	$18.04	28.4%	9.3	$39.94
Q1 2017	9	45	$24.57	$20.17	21.8%	7.8	$47.57
Total – 12 months	57	353	$25.20	$19.60	28.6%	9.0	$53.89

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2017	28	178	$22.05	n/a	n/a	8.0	$47.28
Q3 2017	25	103	$22.13	n/a	n/a	6.4	$20.88
Q2 2017	24	89	$22.72	n/a	n/a	7.3	$40.36
Q1 2017	24	113	$12.93	n/a	n/a	7.0	$24.38
Total – 12 months	101	483	$20.06	n/a	n/a	7.3	$35.01

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

4th Quarter 2017 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of December 31, 2017
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of December 31, 2017, of lease expirations scheduled to occur during 2018 and each of the nine calendar years from 2019 to 2027 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of December 31, 2017. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2018	332	$32,663	9.1%	$22.81	$32,747	$22.87	1,432	7.6%	7.1%
2019	417	58,336	16.4%	20.51	58,839	20.69	2,844	15.0%	14.0%
2020	322	35,459	9.9%	18.59	36,321	19.05	1,907	10.0%	9.4%
2021	276	42,212	11.8%	19.45	43,198	19.91	2,170	11.3%	10.7%
2022	308	48,719	13.7%	16.17	50,850	16.88	3,012	15.7%	14.9%
2023	207	35,951	10.1%	16.68	38,704	17.96	2,155	11.3%	10.7%
2024	152	22,554	6.3%	17.61	24,751	19.32	1,281	6.7%	6.3%
2025	100	19,688	5.6%	17.13	21,741	18.92	1,149	6.0%	5.7%
2026	79	15,479	4.3%	21.50	18,049	25.07	720	3.8%	3.5%
2027	82	15,110	4.2%	15.29	17,162	17.37	988	5.2%	4.8%
Thereafter	68	28,964	8.2%	21.66	35,001	26.18	1,337	7.1%	6.6%
Month to month	15	1,234	0.4%	28.05	1,234	28.05	44	0.3%	0.2%
Leased Total	2,358	$356,369	100.0%	$18.72	$378,597	$19.89	19,039	100.0%	93.9%

Leases signed but not commenced	28	$5,273	—	$27.90	$5,704	$30.18	189	—	1.0%
Available							1,037	—	5.1%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2018	30	$10,128	2.8%	$16.85	$10,179	$16.94	601	3.2%	3.0%
2019	65	29,206	8.2%	16.19	29,327	16.26	1,804	9.5%	8.9%
2020	43	13,606	3.8%	12.90	13,625	12.91	1,055	5.5%	5.2%
2021	51	22,450	6.3%	15.23	22,527	15.28	1,474	7.7%	7.3%
2022	63	27,679	7.8%	12.18	28,355	12.48	2,272	11.8%	11.2%
2023	54	21,022	5.9%	13.01	22,148	13.71	1,616	8.5%	8.0%
2024	31	10,365	2.9%	11.50	11,025	12.24	901	4.7%	4.4%
2025	25	10,534	3.0%	12.38	11,231	13.20	851	4.5%	4.2%
2026	23	8,403	2.3%	17.18	9,324	19.07	489	2.6%	2.4%
2027	18	8,224	2.3%	10.85	8,940	11.79	758	4.0%	3.7%
Thereafter	29	23,067	6.5%	19.63	27,413	23.33	1,175	6.2%	5.8%
Month to month	1	276	0.1%	23.00	276	23.00	12	0.1%	0.1%
Leased Total	433	$184,960	51.9%	$14.22	$194,370	$14.94	13,008	68.3%	64.2%

Leases signed but not commenced	8	$3,419	—	$25.90	$3,638	$27.56	132	—	0.7%
Available							408	—	2.0%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2018	302	$22,535	6.3%	$27.12	$22,568	$27.16	831	4.4%	4.1%
2019	352	29,130	8.2%	28.01	29,512	28.38	1,040	5.5%	5.1%
2020	279	21,853	6.1%	25.65	22,696	26.64	852	4.5%	4.2%
2021	225	19,762	5.5%	28.39	20,671	29.70	696	3.6%	3.4%
2022	245	21,040	5.9%	28.43	22,495	30.40	740	3.9%	3.7%
2023	153	14,929	4.2%	27.70	16,556	30.72	539	2.8%	2.7%
2024	121	12,189	3.4%	32.08	13,726	36.12	380	2.0%	1.9%
2025	75	9,154	2.6%	30.72	10,510	35.27	298	1.5%	1.5%
2026	56	7,076	2.0%	30.63	8,725	37.77	231	1.2%	1.1%
2027	64	6,886	1.9%	29.94	8,222	35.75	230	1.2%	1.1%
Thereafter	39	5,897	1.7%	36.40	7,588	46.84	162	0.9%	0.8%
Month to month	14	958	0.3%	29.94	958	29.94	32	0.2%	0.1%
Leased Total	1,925	$171,409	48.1%	$28.42	$184,227	$30.55	6,031	31.7%	29.7%

Leases signed but not commenced	20	$1,854	—	$32.53	$2,066	$36.25	57	—	0.3%
Available							629	—	3.1%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

4th Quarter 2017 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units and residential units, of which the Company owned 62,000 square feet of managed storage space and 15 residential units as of December 31, 2017.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

4th Quarter 2017 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the three months and year ended December 31, 2017 represents NOI from the Company's same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. NOI from Other Investment Properties for the three months and year ended December 31, 2017 represents NOI primarily from properties acquired during 2016 and 2017, the Company's one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2016 and 2017, the net income from the Company's wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company's acquisition of the fee interest on April 29, 2016.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to "Net income attributable to common shareholders" as an indicator of the Company's financial performance. Comparison of the Company's presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company's presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company's presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

4th Quarter 2017 Supplemental Information	20

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net income attributable to common shareholders	$103,144	$15,932	$237,624	$157,367
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	6,780	2,363	13,867	9,450
Gain on sales of investment properties	(107,101)	(31,970)	(337,975)	(129,707)
Depreciation and amortization	46,598	60,828	203,866	224,430
Provision for impairment of investment properties	8,147	9,328	67,003	20,376
General and administrative expenses	11,356	11,233	40,724	44,522
Gain on extinguishment of debt	—	—	—	(13,653)
Gain on extinguishment of other liabilities	—	—	—	(6,978)
Interest expense	18,015	31,387	146,092	109,730
Straight-line rental income, net	(1,537)	(1,547)	(4,646)	(4,601)
Amortization of acquired above and below market lease intangibles, net	(1,551)	(579)	(3,313)	(2,991)
Amortization of lease inducements	241	216	1,065	1,033
Lease termination fees, net	289	(269)	(2,021)	(3,339)
Straight-line ground rent expense	673	881	2,710	3,253
Amortization of acquired ground lease intangibles	(140)	(140)	(560)	(560)
Other expense (income), net	7	386	(373)	(63)
NOI	84,921	98,049	364,063	408,269
NOI from Other Investment Properties	(13,412)	(28,431)	(77,145)	(127,002)
Same Store NOI	$71,509	$69,618	$286,918	$281,267

4th Quarter 2017 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net, Unsecured Term Loans, Net and
Unsecured Revolving Line of Credit to Total Net Debt and Total Net Debt and Preferred Stock

	December 31, 2017	December 31, 2016

Mortgages payable, net	$287,068	$769,184
Unsecured notes payable, net	695,748	695,143
Unsecured term loans, net	547,270	447,598
Unsecured revolving line of credit	216,000	86,000
Total	1,746,086	1,997,925
Mortgage premium, net of accumulated amortization	(1,024)	(1,437)
Mortgage discount, net of accumulated amortization	579	622
Unsecured notes payable discount, net of accumulated amortization	853	971
Capitalized loan fees, net of accumulated amortization	6,744	11,314
Total notional debt	1,753,238	2,009,395
Less: consolidated cash and cash equivalents	(25,185)	(53,119)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	(54,087)	—
Total net debt	1,673,966	1,956,276
Series A preferred stock (a)	—	135,000
Total net debt and preferred stock	$1,673,966	$2,091,276

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended December 31,
	2017	2016

Net income attributable to common shareholders	$103,144	$15,932
Preferred stock dividends	6,780	2,363
Interest expense	18,015	31,387
Depreciation and amortization	46,598	60,828
Gain on sales of investment properties	(107,101)	(31,970)
Provision for impairment of investment properties	8,147	9,328
Adjusted EBITDA	$75,583	$87,868
Annualized	$302,332	$351,472

(a)	On December 20, 2017, the Company redeemed all 5,400 outstanding shares of its 7.00% Series A cumulative redeemable preferred stock for cash at a redemption price of $25.00 per preferred share.

4th Quarter 2017 Supplemental Information	22